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                                                                    Exhibit 23.3





                      [FORM OF CONSENT OF FINANCIAL ADVISOR]



           We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. as Annex D to this Registration Statement No. XXX on Form S-4 of Andover Bancorp, Inc. ("Andover") and Proxy Statement to be filed with the Securities and Exchange Commission in connection with the proposed merger of Andover and GBT Bancorp and to the references to the work completed by our firm as financial advisor to GBT Bancorp, therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





McConnell, Budd & Downes, Inc.
___, 2000